Securities Trust & Information Services

(GCIC - Brussels)

Global Custody Agreement

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Global Custody Agreement

Agreement dated as of December 1, 1993 between Morgan Guaranty Trust Company of New York (the “Custodian”), acting through its office at 35 avenue des Arts, Brussels, Belgium, and Maxim Series Fund, Inc. (the “Client”).

Whereas, the Client desires to arrange for the custody of certain of its assets and the provision of related services by the Custodian;

Now, Therefore, in consideration of the mutual agreements contained herein, the Custodian and the Client agree as follows:

1.    Definitions.    The following terms, as used herein, shall have the following meanings:

“Authorized Instruction” means a written, oral or electronic communication received by the Custodian that the Custodian believes in good faith to have been given by an Authorized Person and that has been transmitted subject to the Security Procedure or Procedures agreed upon in writing by the Custodian and the Client.

“Authorized Persons” means those persons who have been designated by or duly authorized by the Client pursuant to all necessary corporate or other action (which shall be evidenced by appropriate documentation delivered to the Custodian) to act on behalf of the Client in connection with this Agreement. Such persons shall continue to be Authorized Persons until such time as the Client has delivered to the Custodian appropriate documents revoking the authority of such persons.

“Cash” has the meaning set forth in Section 5.

“Cash Account” means a current account (which may be divided into a number of subaccounts, denominated in U.S. dollars, Belgian francs or any other currency or Composite Currency Unit acceptable to the Custodian) opened by the Custodian on its books in the name of the Client.

“Communication Products” has the meaning set forth in Section 28.

“Composite Currency Units” means the European Currency Unit (“ECU”), the Special Drawing Right “SDR”) or another composite unit consisting of the aggregate of specified amounts of specified currencies, such as ECU, SDR or other unit may be constituted from time to time.

“Morgan Affiliate” means any office or branch of Morgan Guaranty Trust Company of New York (“Morgan”) other than the Custodian and any other entity that directly, or indirectly through one or more intermediaries, controls Morgan or any other entity that is controlled by or is under common control with Morgan.

“Securities Account” means any securities account opened by the Custodian on its books in the name of the Client.

“Securities Depository” means any securities depository, book-entry system or clearing system set forth on Appendix A hereto, as amended from time to time in accordance with Section 19 hereof.

“Security” means any share, stock, bond, debenture, note, certificate of indebtedness, warrant, option or other security or financial instrument acceptable to the Custodian (whether represented by a certificate or by a book-entry on the records of the issuer or other entity responsible for recording

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such book-entries) that is from time to time held for the account of the Client directly, or indirectly through a Subcustodian or Securities Depository, by the Custodian pursuant to this Agreement.

“Security Procedure” means a procedure established in accordance with terms and conditions agreed upon in writing by the Custodian and the Client for the purpose of (i) verifying that an Authorized Instruction or communication amending or canceling an Authorized Instruction is that of the Client or (ii) detecting error in the transmission or the content of an Authorized Instruction or communication. A Security Procedure may require the use of algorithms or other codes, identifying words or numbers, encryption, callback procedures, or similar security devices.

“Subcustodian” means any bank or other institution (other than a Securities Depository) set forth on Appendix A hereto, as amended from time to time in accordance with Section 19 hereof.

“Unencumbered Securities Account” has the meaning set forth in Section 14.

2.    Representations, Warranties and Covenants of the Client.    The Client represents and warrants that the execution, delivery and performance by the Client of this Agreement (i) are within the Client’s corporate, trust or other constitutive powers; (ii) have been duly authorized by all necessary corporate, trust or appropriate action under its constitutive documents; (iii) require no action by or in respect of, or filing with, any governmental body, agency or official (including without limitation any exchange control approvals) other than those set forth in Appendix B, which have been duly taken or made or will be duly taken or made as and when required; and (iv) do not contravene, or constitute a default under any provision of applicable law or regulation or of the organic documents of the Client or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Client. In addition, the Client represents and warrants that each of the statements set forth in Appendix B under “Additional Information” is true and correct. The Client represents, warrants and covenants that the Custodian shall be entitled to deal with all Securities free of any propriety or equitable interest of any person or entity (other than interests of the Client, the Custodian, Subcustodians and Security Depositories). The Client agrees to inform the Custodian immediately if any statement set forth in this Section 2 or in Appendix B ceases to be true and correct as of any date after the date hereof.

3.    Securities Accounts.    The Client hereby establishes with the Custodian one or more Securities Accounts, which shall contain, in the manner and on the terms specified herein, the Client’s Securities.

4.    Terms of Custody.

(a)  Authority to Hold Securities.    Subject to the terms and conditions of this Agreement, the Client hereby authorizes the Custodian to hold any Securities received from time to time for the account of the Client. The Custodian may, at its sole discretion, hold the Securities directly or indirectly through one or more Subcustodians or Securities Depositories. Securities held indirectly through any Subcustodian shall be held subject to the terms and conditions of the Custodian’s agreement with such Subcustodian. Securities held indirectly through any Securities Depository shall be held subject to the Custodian’s or Subcustodian’s agreement with such Securities Depository and to the rules and terms and conditions of such Securities Depository.

(b)  Fungibility.    The Client agrees that Securities of any issue held by the Custodian directly, or indirectly through any Subcustodian or Securities Depository, may be treated as fungible with all other securities of the same issue pursuant to the provisions of the Belgian Royal Decree No. 62 of November 10, 1967, as amended (or other applicable law). The Client shall have no right to any

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specific securities but shall instead be entitled, subject to applicable laws and regulations and to the terms of this Agreement, to transfer, deliver or repossess from the Custodian an amount of securities of any issue that is equivalent to the amount of such securities credited to a Securities Account, without regard to the certificate numbers (or other identifying information) of the securities originally deposited, and the Custodian’s obligation to the Client with respect to such Securities shall be limited to effecting such transfer, delivery or repossession.

(c)  Identification of Client’s Interests.  The Custodian shall cause the Client’s interest in any Securities held directly by the Custodian to be evidenced by a credit to a Securities Account on the books of the Custodian. The Custodian shall cause the Client’s interest in any Securities held indirectly by the Custodian through a Subcustodian or Securities Depository to be evidenced by (i) a credit to a Securities Account on the books of the Custodian, (ii) by a credit to the account of the Custodian on the books of the Subcustodian and (iii) by a credit to the account of the Custodian or Subcustodian on the books of the Securities Depository. Securities may be registered in the name of the Custodian’s nominee or, as to any Securities held by an entity other than the Custodian, in the name of such entity’s nominee. The Client agrees to hold any such nominee harmless from any liability as a holder of record of such Securities.

(d)  Liens of Subcustodians and Securities Depositories.  Unless otherwise authorized by the Client in writing, the Custodian shall hold Securities indirectly through a Subcustodian or Securities Depository only as long as (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or Securities Depository or the creditors or operators of any of them, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of the Securities or for funds advanced on behalf of the Client by such Subcustodian or Securities Depository and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

5.    Cash Account.

(a)  The Client hereby establishes and shall maintain with the Custodian a Cash Account to be used in connection with transactions relating to the Securities. The collected balance from time to time in the Cash Account shall constitute “Cash”. Any credit made to the Cash Account shall be provisional and may be reversed if such payment is not actually collected or received.

(b)  Except as otherwise provided by law, the Cash Account (including subdivisions maintained in different currencies, including Composite Currency Units) shall constitute one single and indivisible current account. Consequently, the Custodian has the right, among others, of transferring the balance of any subaccount of the Cash Account to any other subaccount at any time and without prior notice.

(c)  The Custodian may in accordance with customary practice hold any currency (other than Belgian Francs) or Composite Currency Unit in which any subdivision of the Cash Account is denominated on deposit in, and effect transactions relating thereto through, an account (a “Foreign Account”) with a Morgan Affiliate or another bank in the country where such currency is the lawful currency or in other countries where such currency or Composite Currency Unit may be lawfully held on deposit.

(d)  The Custodian shall have no liability for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may affect the transferability, convertibility, or availability of any currency (other than Belgian Francs) or Composite Currency Unit in the countries where such Foreign Accounts are maintained and in no event shall the Custodian be obligated to substitute another currency for a currency (including a

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currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation or event. To the extent that any such law, regulation or event imposes a cost or charge upon the Custodian in relation to the transferability, convertibility, or availability of any such currency or Composite Currency Unit, such cost or charge shall be for the account of the Client. If pursuant to any such law or regulation, or as a result of any such event, the Custodian cannot deal in any component currency of a Composite Currency Unit or effect a particular transaction in a Composite Currency Unit on behalf of the Client, the Custodian may thereafter treat any account denominated in an affected Composite Currency Unit as a group of separate accounts denominated in the relevant component currencies.

(e)  Transactions in a currency or Composite Currency Unit shall be subject to the regulations laid down by the exchange control authorities of Belgium and of the country where such currency is the lawful currency or where such Composite Currency Unit is held on deposit.

6.    Instructions by the Client.

(a)  Generally.  The Client shall give an Authorized Instruction with respect to Cash and Securities only to the Custodian or to the Custodian’s designee. The Client agrees to be bound by all Authorized Instructions, whether or not such instructions were duly authorized in accordance with the Client’s own procedures. The Custodian shall not be required to follow any Authorized Instruction that would violate any applicable law, decree, regulation or order of any government or governmental body (including any court or tribunal) or that would be contrary to any provision of this Agreement.

(b)  Payments.  Payments shall be made by the Custodian or a Subcustodian only to the extent that sufficient Cash in the applicable currency is available in the Cash Account or otherwise available therefor and only (i) as specified by an Authorized Instruction, (ii) as permitted by Sections 14 and 15 or (iii)

upon the termination of this Agreement as set forth in Section 17 hereof. The Custodian may make payments, or direct a Subcustodian to make payments, from time to time on behalf of the Client when sufficient Cash in the applicable currency is not available in the Cash Account or otherwise available therefor, but neither the Custodian nor any Subcustodian shall have any obligation to make such payments. If any payments are made that result in an overdraft in a particular currency, then such overdraft shall be payable on demand by the Custodian and shall bear interest for each day outstanding at the rate customarily charged by the Custodian for overdrafts in such currency.

(c)  Delivery of Securities.  Any Securities held by a Subcustodian shall be subject only to the instructions of the Custodian (or another Subcustodian for which such Subcustodian is acting) and any Securities held by a Securities Depository shall be subject only to the instructions of the Custodian (or the Subcustodian for which such Securities Depository is acting). Securities shall be transferred, exchanged, or delivered by the Custodian or a Subcustodian to the extent that sufficient Securities are actually in the Securities Account and available for delivery and only:

(i)  as specified by an Authorized Instruction;

(ii)  in exchange for or upon conversion into other Securities or Cash pursuant to a plan of merger, consolidation, reorganization, recapitalization or readjustment;

(iii)  upon the conversion of Securities pursuant to their terms into other Securities;

(iv)  as permitted by Sections 14 and 15; or

(v)  upon the termination of this Agreement as set forth in Section 17 hereof.

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7.    Corporate Actions.    Until the Custodian receives an Authorized Instruction to the contrary, the Custodian shall, or shall instruct the appropriate Subcustodian to:

(i)  collect dividends, interest and other payments made and stock dividends, rights and similar distributions made or issued with respect to Securities, in each case net of any applicable taxes or other charges withheld by the payor of such payment or distribution;

(ii)  promptly after the Custodian becomes aware thereof, notify the Client of any rights offering by any issuer of Securities held in a Securities Account and, to the extent permitted by law applicable to the relevant Subcustodian and the Custodian, sell such rights in the principal market for such rights and deposit the proceeds of such sale in the Client’s Cash Account if the Client does not instruct the Custodian whether to purchase securities under such rights offering by the deadline for such purchase;

(iii)  promptly after receipt thereof, forward to the Client those communications relating to any Securities which call for voting or the exercise of rights or other specific action (including materials relating to legal proceedings intended to be transmitted to holders of such Securities);

(iv)  present for payment maturing Securities and those called for redemption;

(v)  execute in the name of the Client such ownership and other certificates as may be required to obtain payment or exercise any rights in respect of any Securities;

(vi)  accept and open all mail directed to the Client in care of the Custodian or a Subcustodian;

(vii)  disclose the Client’s name, address and Securities position and any other information to the issuers of Securities when requested to do so by them; and

(viii)  dispose of fractional interests received by the Custodian or a Subcustodian as a result of stock dividends by selling any fractional interest received in accordance with local law and practice.

With respect to any corporate actions not listed above, the Custodian shall (in the absence of an Authorized Instruction from the Client within any prescribed deadline) take any action that it considers appropriate in the circumstances; provided that the Custodian shall not be liable for the consequences of any such action. If the Custodian or any Subcustodian or Securities Depository holds any Securities in which the Client has an interest as part of a fungible mass, the Custodian or such Subcustodian or Securities Depository shall select the securities to participate in partial redemptions, partial payments or other actions affecting less than all securities of the relevant class in any non-discriminatory manner that it customarily uses to make such selection. If any Securities become subject to a partial redemption, partial payment or other action, the Client agrees that any manner used by the Securities Depository to select the securities to participate in such partial redemption, partial payment or other action shall be acceptable.

8.    Reporting.

(a)  Statements.    The Custodian shall mail, or cause to be mailed, or transmit electronically to the Client (or, with prior written consent of the Client, make available electronically) monthly statements of the Securities Accounts and Cash Account. Such statements shall list all Securities and Cash and specify (i) whether the Securities are held directly by the Custodian or indirectly through a Subcustodian or Securities Depository and (ii) the amount of Cash held on deposit in each currency. The Client agrees that each such statement shall be binding on the Client 30 days after (a) in the case of any statement sent by mail, it has been mailed by first class mail, postage prepaid or (b) in

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the case of any statement transmitted or made available electronically, it has been transmitted or made available electronically to the Client, unless the Client has theretofore notified the Custodian in writing of any inaccuracy in such statement.

(b)  Access to Records.  The Custodian shall allow the Client and its independent public accountants reasonable access to the records of the Custodian relating to the Securities and Cash as is required by the Client or its accountants in connection with their examination of the books and records pertaining to the affairs of the Client and shall require each Subcustodian and Securities Depository to grant such access to the Client and its independent public accountants to the extent consistent with applicable law and regulations. The Custodian has no obligation to maintain any records for a period of more than 10 years. The Custodian shall have no obligation to require any Subcustodian or Securities Depository to maintain records for any specified period of time.

(c)  Other Information.  From time to time, the Custodian may provide additional reporting information to the Client on terms and conditions agreed upon by the parties hereto in writing. The additional information may include data obtained from third parties, such as pricing valuation information relating to the Securities. The Client agrees that it shall not redistribute or resell data obtained from third parties, except that it may provide such data to the beneficial owners of the Securities as recorded on the Client’s books and records.

9.    Taxes.  The respective responsibilities of the Client and the Custodian with respect to tax matters are set forth in Appendix C hereto and incorporated by reference herein.

10.    Responsibilities; Indemnification by the Custodian.

(a)  Standard of Care.    The Custodian shall use reasonable care in the performance of its duties hereunder and shall exercise the same degree of care with respect to the Securities as it would with respect to its own securities and property. The Custodian shall require each Subcustodian to use reasonable care in the performance of its duties and to exercise the same degree of care with respect to the Securities as it would with respect to its own securities and property and those of its other customers. The Custodian shall be responsible to ensure that each Subcustodian that is a Morgan Affiliate performs in accordance with the foregoing standard. The Custodian’s responsibility with respect to any Securities held by a Subcustodian (other than a Morgan Affiliate) or any carrier of Securities acting for the Custodian or any Subcustodian is limited to the failure on the part of the Custodian (or a Subcustodian that is a Morgan Affiliate) to exercise reasonable care in the selection or retention of such Subcustodian or carrier; it being understood that the Client shall be deemed to have approved the selection of the Subcustodians listed on Appendix A (as amended from time to time in accordance with Section 19) or otherwise approved or selected by the Client.

(b)  Insurance.    The Custodian shall, and shall require each Subcustodian to, maintain insurance coverage with respect to the Securities covering such risks and in such amounts as the Custodian or such Subcustodian maintains with respect to securities which the Custodian or such Subcustodian holds for its own account and for the account of other customers.

(c)  Indemnification by the Custodian.    The Custodian shall indemnify the Client against, and hold the Client harmless from, any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel and other legal advisors, but excluding all losses and liabilities of the types described in Section 11 hereof) incurred by the Client by reason of the negligence (whether through action or inaction) or willful misconduct of the Custodian or any Subcustodian that is a Morgan Affiliate in connection with the services provided pursuant to this Agreement or the applicable subcustodian agreement. The Custodian shall require each Subcustodian that is not a Morgan Affiliate to indemnify the Custodian and the Client against, and hold the Custodian and the Client

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harmless from, any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel, but excluding all losses and liabilities of the types specified in Section 11) incurred by the Custodian or the Client by reason of the negligence (whether through action or inaction) or willful misconduct of such Subcustodian in connection with the services provided by such Subcustodian pursuant to the applicable subcustodian agreement.

11.    Limitations on Responsibilities and Liabilities.

(a)  Generally.    The Custodian shall be responsible for the performance of only those duties as are set forth herein or contained in an Authorized Instruction that is not contrary to the provisions of this Agreement.

(b)  Consequential Damages.    Under no circumstances shall the Custodian, any Subcustodian or any Securities Depository be liable to the Client or any other person for indirect, special or consequential damages, even if the Custodian or such Subcustodian or Securities Depository is apprised of the likelihood of such damages.

(c)  Corporate Actions.    The Custodian shall not be liable for any loss occasioned by the failure of the Custodian to notify the Client of any payment of dividends or interest or any redemption, rights offering or other distribution made with respect to any Security or any other corporate action taken or to be taken with respect to any Security if the Custodian or a Subcustodian has not received notice of such transaction directly from the issuer of such Security or if such distribution or action was not included in the reports of an internationally-recognized investment data service selected by the Custodian.

(d)  Authorized Instructions.    Neither the Custodian nor any Subcustodian shall be liable for any action taken in good faith upon an Authorized Instruction.

(e)  Payment and Delivery Instructions.    In some securities markets, securities deliveries and payments therefor may not be or are not customarily made simultaneously. Accordingly, the Client agrees that, notwithstanding the Client’s instruction to deliver Securities against payment or to pay for Securities against delivery, the Custodian or a Subcustodian may make or accept payment for or delivery of Securities in such form and manner as may be satisfactory to it and at such time and in such manner as shall be in accordance with the customs prevailing in the relevant market or among securities dealers. The Client shall bear the risk that (i) the recipient of Securities may fail to make payment, return such Securities or hold such Securities or the proceeds of their sale in trust for the Client and (ii) the recipient of payment for Securities may fail to deliver the Securities (such failure to include, without limitation, delivery of forged or stolen Securities) or to return such payment, in each case whether such failure is total or partial or merely a failure to perform on a timely basis. Neither the Custodian nor any Subcustodian shall be liable to the Client for any loss resulting from any of the foregoing events.

(f)  Reversals.    In some securities markets and cash clearing systems, deliveries of securities and cash may be reversed under certain circumstances. Accordingly, credits of securities to a Securities Account and cash to the Cash Account are provisional and subject to reversal if, in accordance with relevant local law and practice, the delivery of the security or cash giving rise to the credit is reversed.

(g)  Foreign Currency Risks.    The Client shall bear all risks of investing in Securities or holding Cash denominated in a currency, including a Composite Currency Unit, other than that of the Client’s home jurisdiction. Without limiting the foregoing, the Client shall bear the risks that rules or procedures imposed by Securities Depositories, exchange controls, asset freezes or other laws or regulations shall prohibit or impose burdens or costs on the transfer to, by or for the account of the Client of

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Securities or Cash held outside the Client’s jurisdiction or denominated in a currency other than the currency of the Client’s home jurisdiction or the conversion of Cash from one currency into another currency. The Custodian shall not be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither the Custodian nor any Subcustodian shall be liable to the Client for any loss resulting from any of the foregoing events.

(h)  Force Majeure.    Notwithstanding any other provision contained herein, the Custodian shall not be liable for any action taken, or any failure to take any action required to be taken, hereunder or otherwise to fulfill its obligations hereunder (including without limitation the failure to receive or deliver securities or the failure to receive or make any payment) in the event and to the extent that the taking of such action or such failure arises out of or is caused by war, insurrection, riot, civil commotion, act of God, accident, fire, water damage, explosion, mechanical breakdown, computer or system failure or other failure of equipment, or malfunction or failures caused by computer virus, failure or malfunctioning of any communications media for whatever reason, interruption (whether partial or total) of power supplies or other utility of service, strike or other stoppage (whether partial or total) of labor, any law, decree, regulation or order of any government or governmental body (including any court or tribunal), or any other cause (whether similar or dissimilar to any of the foregoing) whatsoever beyond its reasonable control or the reasonable control of any Subcustodian.

(i)  Delays.    Except in the case of a failure by the Custodian or a Morgan Affiliate to exercise the standard of care required by Section 10(a), the Custodian shall not be liable for delays in carrying out payment instructions given by the Client. In the event that a delay in the carrying out of a payment instruction is caused by such a failure of the Custodian or a Morgan Affiliate, the liability of the Custodian shall not exceed an interest equivalent for the period from the day when the payment would have been carried out, but for the negligence of the Custodian or such Morgan Affiliate, until the day when it is actually carried out (excluding any portion of such period during which the Custodian cannot carry out such instructions as a result of any event referred to in Section 11(h)); provided that if the Client shall fail to report the delay to the Custodian within 10 days from the date when the payment would, but for the negligence of the Custodian or a Morgan Affiliate, have been made, then the Custodian shall not be liable for an interest equivalent for more than a total of 10 days.

(j)  Client’s Reporting Obligations.    The Client shall be solely responsible for compliance with any notification or other requirement of any jurisdiction relating to or affecting the Client’s beneficial ownership of the Securities, and the Custodian assumes no liability for noncompliance with such requirements.

(k)  No Investment Advice.    Neither the Custodian nor any Subcustodian or Morgan Affiliate is under any duty to provide the Client with investment advice or to supervise its investments.

(I)  Fraudulent Securities.    The Custodian shall have no liability for losses incurred by the Client or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities (or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market).

(m)  Third Party Information.    The Custodian shall have no responsibility for the accuracy of any information provided by the Custodian to the Client that has been obtained from third parties pursuant to Section 7 or 8(c) of this Agreement.

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12.    Use of Morgan Affiliates.

(a)    Executing Orders.    The Custodian shall, in its sole discretion and if permitted by applicable law, accept orders from the Client for the purchase or sale of Securities and either execute such orders itself or by means of Morgan Affiliates or brokers or other financial organizations of its choice, subject to the fees and commissions in effect from time to time. The Custodian shall not be responsible for any act or omission, or for the solvency, of any broker or other financial organization so selected to effect any transaction for the account of the Client. When instructed to buy or sell Securities for which the Custodian or a Morgan Affiliate acts as a dealer, the Custodian may buy or sell such Securities from or to either itself, as principal, or such Morgan Affiliate.

(b)    Disclosure to Morgan Affiliates.    Notwithstanding the provisions of Section 26 hereof, the Custodian may disclose to any Morgan Affiliate details with respect to the Securities and the transactions effected hereunder. Such disclosure shall be for the purpose of identifying banking, securities and financial services that Morgan Affiliates may be able to provide to the Client.

(c)    Sub-Contracting.    The Client hereby agrees that the Custodian may arrange with any Morgan Affiliate to act as a Subcustodian and/or to perform on behalf of the Custodian any act required to be performed by the Custodian hereunder.

13.    Fees.    The Client agrees to pay the Custodian as compensation for the services provided hereunder a fee computed at rates determined by the Custodian from time to time and communicated to the Client in advance, as well as all assessments, charges and expenses (including, without limitation, legal expenses and attorney’s fees) incurred by the Custodian in connection with this Agreement.

14.    Right to Debit and Set-Off.    The Custodian has the right to debit any subaccount of the Cash Account for any amount payable by the Client in connection with any and all obligations of the Client to the Custodian, whether or not relating to or arising under this Agreement. In addition to the rights of the Custodian under applicable law and other agreements, at any time when the Client shall not have honored any and all of its obligations to the Custodian, whether or not relating to or arising under this Agreement, the Custodian shall have the right without notice to the Client to retain or set- off, against such obligations of the Client, any assets the Custodian or any Morgan Affiliate may directly or indirectly hold for the account of the Client, and any obligations (whether matured or unmatured) that the Custodian or any Morgan Affiliate may have to the Client in any currency or Composite Currency Unit, including time deposits and all assets credited to any Securities Account other than an Unencumbered Securities Account. Any such asset of, or obligation to, the Client may be transferred among the Custodian and any Morgan Affiliates in order to effect the above rights. For purposes of this Agreement, an “Unencumbered Securities Account” means any Securities Account that is designated by the Client, and acknowledged by the Custodian in writing, as containing only securities held for the account of the Client’s customers and any other Securities Account as to which the Client and the Custodian have agreed in writing shall be considered an Unencumbered Securities Account.

15.    Security Interests.    In order to secure the prompt and complete payment when due of any and all obligations of the Client to the Custodian, now outstanding or which may be outstanding at any time in the future, whether or not relating to or arising out of this Agreement, the Client hereby pledges and grants to the Custodian a security interest in (i) all of the Client’s right, title and interest in and to the Cash Account, including any credit or debit balance which now appears or may at any time in the future appear in any currency or Composite Currency Unit subaccount of the Cash

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Account, (ii) all of the Client’s right, title and interest in and to all time deposit accounts and notice accounts that the Client may open from time to time with the Custodian, (iii) all of the Client’s right, title and interest in and to all Securities Accounts (other than Unencumbered Securities Accounts) and the amount of all securities which are now or at any time in the future shall be standing to the credit of a Securities Account (other than an Unencumbered Securities Account) (clauses (i), (ii) and (iii) of this Section 15 being referred to collectively herein as the “Collateral”), (iv) all amounts of cash, securities or other property or countervalue received or to be received with respect to or in exchange for any and all of the then existing Collateral which are, or are intended, to be credited to the Cash Account or a Securities Account (other than an Unencumbered Securities Account) and (v) to the extent not covered by the foregoing, all proceeds, product, offspring, rents or profits of any or all of the foregoing (whether acquired before or after the commencement of any bankruptcy or liquidation proceeding by or in respect of the Client) which are, or are intended to be credited to the Cash Account or a Securities Account (other than an Unencumbered Securities Account). All time deposit accounts and notice accounts shall be deemed constituted for an indefinite period, even though the Client and the Custodian may agree from time to time that interest thereon will be paid on specified dates rather than only at final maturity. The foregoing security interests are granted as security only and shall not subject the Custodian to, or transfer or in any way affect or modify, any obligation or liability of the Client with respect to any of the Collateral or any transaction in connection therewith. The Client authorizes the Custodian to perform all acts which the Custodian, in its sole discretion, deems necessary or desirable to perfect and preserve its security interests and rights under this Section 15. Upon any breach by the Client of its obligations hereunder, the Custodian shall be entitled to exercise all of the remedies available to a secured creditor under applicable law.

16.    Indemnification by the Client.    The Client agrees to indemnify the Custodian and to hold the Custodian harmless from any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel and other legal advisors) incurred by the Custodian or any Subcustodian in rendering services hereunder or in connection with any breach of the terms of this Agreement by the Client, except such loss or liability which results from the Custodian’s or such Subcustodian’s failure to exercise the standard of care required by Section 10(a) hereof.

17.    Termination.    This Agreement may be terminated by the Custodian or the Client following receipt by the other party of 60 days’ prior written notice thereof; provided that such termination may be immediate if the other party shall be in breach of its obligations hereunder or shall become the subject of bankruptcy, insolvency, reorganization, receivership or other similar proceedings. If notice of termination is given by the Custodian, Authorized Persons shall, within 60 days following receipt of such notice, specify in writing the names of the persons to whom all Securities and Cash shall be delivered or paid. In such case, the Custodian, subject to the payment of amounts owed to it pursuant to Sections 6(b) and 13 hereof shall deliver such Securities and Cash, and require each Subcustodian to deliver any Securities or Cash held by such Subcustodian, to the persons so specified. If within 60 days following the receipt of a notice of termination by the Custodian, the Custodian does not receive from the Client the names of the persons to whom such Securities and Cash shall be delivered, the Custodian, at its election, may deliver such Securities and Cash, and require each Subcustodian holding any Securities or Cash to deliver such Securities and Cash, to a bank or a trust company doing business in the state or country where such Securities and Cash were held. Securities or Cash so delivered shall be held and disposed of pursuant to the provisions of this Agreement or an Authorized Instruction or may be continued to be held until the names of such persons are delivered to the Custodian. If notice of termination is given by the Client, the Custodian, subject to the payment of all amounts owed to it pursuant to Sections 6(b) and 13 hereof shall deliver such Securities and Cash, and require each Subcustodian holding any Securities or Cash to deliver such Securities or Cash, to the persons specified in an Authorized Instruction. If this Agreement is terminated by the Custodian or the Client, but the Custodian or a Morgan Affiliate continues to provide other services to the Client in connection with which the Client uses Communication

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Products, then the provisions of Sections 27 and 28 hereof shall survive the termination of this Agreement until the time that no such other services continue to be provided by the Custodian or a Morgan Affiliate to the Client or until otherwise terminated in writing by the Client or the Custodian. The provisions of Sections 20, 24, 26 and Appendix G hereof and the indemnity provisions of this Agreement and the provisions limiting the liabilities of the Custodian and the Subcustodians shall survive the termination of this Agreement (including any subsequent termination of Sections 27 and 28 hereof).

18.    Notices.    Except as otherwise specified herein, any notice or other communication to the Custodian or Client is to be addressed to the respective party as set forth in Appendix D hereto or in such other manner as may be specified by the one party to the other in writing from time to time. Unless otherwise specified herein, notices shall be effective when received. If any Authorized Instruction is given to the Custodian orally, then the Custodian’s record of such instruction shall constitute conclusive evidence of the contents of such instruction, notwithstanding any conflicting written confirmation or record of such instruction provided by the Client.

19.    Amendments and Waivers.    Any provision of this Agreement (including the Appendices hereto) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Client and the Custodian; provided that (i) the Custodian may from time to time delete the name of any Subcustodian or Securities Depository from Appendix A without notice to or consent by the Client and (ii) the Custodian may from time to time add the name of any bank, securities depository, book-entry system or clearing system to Appendix A if it notifies the Client by first class mail of such addition and does not receive in writing an objection to such addition within 30 days after the date such notice is mailed.

20.    Claims.    Any claim arising out of or related to this Agreement must be brought no later than one year after such claim has accrued.

21.    Successors and Assigns; Governing Law; Jurisdiction.    This Agreement shall bind the successors and assigns of the Custodian and the Client. Except as otherwise provided by the terms of this Agreement, neither the Custodian nor the Client may assign any of its rights or obligations under this Agreement without the prior written consent of the other party. This Agreement shall be governed by and construed in accordance with the law of Belgium. [Alternate: This Agreement shall be governed by and construed in accordance with the law of the [State of New York] [England] except that the provisions set forth in Sections 4(b) and 15 shall be governed by the law of Belgium.] The Client hereby submits to the non-exclusive jurisdiction of any civil or commercial court in Brussels [any federal or state court in New York City] [the High Court of Justice in London] for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Client hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. [For New York law only: The Client and the Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.] [To the extent that the Client has or may hereafter have any immunity (sovereign or otherwise) from jurisdiction of any court or from any legal process with respect to itself or its property, the Client hereby irrevocably waives such immunity in respect of its obligations under this Agreement.]

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22.    Counterparts.    This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

23.    Headings.    The section headings used herein are for information only and shall not affect the interpretation of any provision of this Agreement.

24.    Evidence.    The Custodian’s books and records (whether on paper, microfilm, microfiche, by electronic or magnetic recording, or any other mechanically reproducible form or otherwise) shall be deemed to constitute, in the absence of manifest error, sufficient evidence of the facts stated therein and of any obligations of the Client to the Custodian.

25.    Integration.    This Agreement constitutes the entire agreement between the parties hereto and supersedes any and all prior agreements and understanding, oral or written, relating to the subject matter hereof.

26.    Confidentiality.    The parties hereto agree not to disclose to any other party and to keep confidential the terms and conditions of this Agreement, any amendment hereof, and any Exhibit, Attachment or Appendix hereof, including but not limited to service level profiles. The Client agrees to cause all Authorized Persons to comply with the provisions of this Section 26. In the event that either the Client (including any Authorized Person) or the Custodian breaches any provision of this Section 26, the other party shall be entitled to temporary and permanent injunctive relief against the other party (or such Authorized Person, as the case may be) without the necessity of proving actual damages. Notwithstanding any other provision herein, the Custodian may disclose the Client’s name, address and securities position and other information to such persons and to such an extent as required by law (including, but not limited to, article 28 of the Belgian Law of December 4, 1990 relating to securities transactions suspected of constituting market manipulation, insider trading and other breaches of financial regulations), the rules of any stock exchange or regulatory or self- regulatory organization or any order or decree of any court or administrative body that is binding on the Custodian or any Subcustodian or Securities Depository.

27.    Security Procedures.    The validity of all Authorized Instructions (including communications requesting cancellation or amendment of an Authorized Instruction), shall be subject to compliance with the applicable Security Procedure. The Client shall (i) not disclose, or permit any Authorized Person to disclose, except on a “need to know” basis, any aspects of any Security Procedure, (ii) notify the Custodian immediately if the confidentiality of any Security Procedure is compromised and (iii) act to prevent the Security Procedures from being further compromised. The Client shall designate one or more persons, as identified in Appendix E, to receive Security Procedure materials from the Custodian. The Client may amend Appendix E from time to time upon seven days’ prior written notice to the Custodian in accordance with Section 18 of this Agreement. The Client acknowledges that it has been fully informed of the protections and risks associated with each of the various Security Procedures. If the Client chooses not to use any Security Procedure, then the Client agrees to be bound by any instruction that the Custodian believes in good faith to have been given by an Authorized Person.

28.    License.    The Custodian hereby grants to the Client a personal, nontransferable and nonexclusive license to use, for its internal purposes only, the respective number of copies of any hardware, firmware, microcode and software set forth in Appendix F or hereafter identified by the Custodian in writing as communication products (the “Communication Products”), for the respective terms set forth in Appendix F and at the respective locations set forth in Appendix F, solely in

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connection with transmitting and receiving electronic communications to and from the Custodian in connection with this Agreement. The Client hereby acknowledges and agrees that this license is subject to the terms and conditions set forth in Appendix G.

29.    Severability.    In the event any of the terms and conditions of this Agreement shall be held to be illegal or unenforceable, the validity of the remaining provisions shall not be affected.

In Witness Whereof, the parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

Morgan Guaranty Trust Company of New York		Maxim Series Fund, Inc.

By:		By:
Title:	Donald E. Colombo Vice President	Title:	President

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Appendix A

Global Custody Network

Country	Subcustodian	Depository[1]

Argentina	Morgan Guaranty Trust Co. of New York - Buenos Aires Office	Caja de Valores

Australia	ANZ Banking Group	Austraclear

Austria	Creditanstalt-Bankverein	OeKB-WSB (Wertpapiersammelbank bei der Oesterreichischen Kontrollbank AG)

Belgium	Morgan Guaranty Trust Co. of New York - Brussels Office	CIK (Caisse Interprofessionnelle de Depots et de Virements de Titres)

Euroclear Clearance System Limited

Brazil	Morgan Guaranty Trust Co. of New York - Sao Paulo Office	BOVESPA (Bolsa de Valores de Sao Paulo; equities)

BVRJ (Bolsa de Valores de Rio de Janeiro; equities)

CETIP (Central de Custodia e Liquidacao Financiera de Titulos; corporate bonds)

SELIC (Sistema Especial de Liquidacao e Custodia; government securities)

Canada	Canadian Imperial Bank of Commerce	CDS (Canadian Depository for Securities)

Chile	Citibank, N.A.

People’s Republic of China -Shanghai and Shenzhen	Hongkong and Shanghai Banking Corporation

Denmark	Den Danske Bank	VP (Vaerdipapircentralen; Danish Securities Centre)

Finland	Union Bank of Finland

France	Morgan Guaranty Trust Co. of New York - Paris Office	SICOVAM (Societe Interprofessionnelle Pour La Compensation des Valeurs Mobilieres)

1ln addition to the central bank, if applicable.

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Germany	J.P. Morgan GmbH	DKV (Deutscher Kassenverein)

Greece	National Bank of Greece S.A.

Hong Kong	Hongkong and Shanghai Banking Corporation	CCASS (Central Clearing and Settlement System)

Hungary	Citibank, N.A.

India	Hong Kong and Shanghai Banking Corporation

Indonesia	Hongkong and Shanghai Banking Corporation

Ireland	Allied Irish Banks PLC

Italy	Morgan Guaranty Trust Co. of New York - Milan Office	Monte Titoli S.p.A.

Japan	The Fuji Bank, Ltd.	JASDEC (Japanese Securities Depository Center)

JSA (Japan Securities Agency)[2]

Korea	Bank of Seoul	KSSC (Korea Securities Settlement Corporation)

Luxembourg	Banque Internationale a Luxembourg, S.A.	CEDEL (Central de Livraison des Valeurs Mobilieres)

Malaysia	Hongkong and Shanghai Banking Corporation	SCANS (Securities Clearing Automated Network Services)

Mexico	Citibank, N.A.	Indeval

Netherlands	Bank Van Haften Labouchere	NECIGEF (Nederlands Centraal Instituut Voor Giraal Effectenverkeer BV)

New Zealand	ANZ Banking Group Ltd.	Austraclear

Norway	Den Norske Bank	VPS (Verdipapirsentralen; Norwegian Registry of Securities)

Philippines	Hongkong and Shanghai Banking Corporation

Portugal	Banco Espirito Santo e Comercial de Lisboa

Singapore	Development Bank of Singapore	(CDP) Central Depository Pte

2 JSA currently does not meet Rule 17-5 requirements.

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Spain	Morgan Guaranty Trust Co. of New York - Madrid Office

Banco de Santander

Sri Lanka	Hongkong and Shanghai Banking Corporation

Sweden	Skandinaviska Enskilda Banken	VPC (Vaerdepappercentralen; Securities Register Centre)

Switzerland	Morgan Guaranty Trust Co. of New York - Zurich Office	SEGA (Schweizerische Effekten - Giro AG)

Taiwan	Hongkong and Shanghai Banking Corporation

Thailand	Hongkong and Shanghai Banking Corporation

Turkey[3]	Citibank, N.A. Ottoman Bank

United Kingdom	Morgan Guaranty Trust Co. of New York - London Office	TALISMAN (Transfer, Accounting and Lodgement for Investors Stock Management for Jobbers) - Sepon Limited

CGO (Central Gilts Office)

CMO (Central Money Markets Office)

United States	Morgan Guaranty Trust Co. of New York	The Depository Trust Co.
The Participants Trust Co.

Venezuela	Citibank, N.A.

3Citibank meets the capital requirements of Rule 17f-5 and Ottoman bank currently does not.

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Appendix B

Consents and Filings

Additional Information

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Appendix C

Tax Matters

The provisions of this Appendix C shall govern the rights, responsibilities, duties and liabilities of the Client and the Custodian with respect to the payment or withholding of all taxes, assessments, duties or other governmental charges (including any interest or penalty thereon or with respect thereto) imposed by any governmental authority upon or with respect to (i) any Cash, (ii) any Securities, and any distributions with respect thereto, and (iii) the purchase, sale, loan or other transfer of any Security by the Custodian, any Subcustodian or any Securities Depository on behalf of the Client and any proceeds or other income from such a sale, loan or other transfer (any such tax, assessment, duty or other governmental charge being referred to herein as a “Tax”). All capitalized terms not defined herein shall have the meanings assigned to them in the Global Custody Agreement.

1.  As further provided in this Appendix C, the Client shall be liable for all Taxes and shall indemnify and hold harmless the Custodian, each Subcustodian and each Securities Depository for the amount of any Tax that the Custodian or such Subcustodian or Securities Depository is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of, the Client (including any payment of Tax required by reason or an earlier failure to withhold).

2.  The Custodian shall, and shall instruct each Subcustodian and Securities Depository to, withhold the amount of any Tax which the Custodian or such Subcustodian or Securities Depository is required to withhold under applicable law upon collection (on behalf of the Client pursuant to an Authorized Instruction) of (i) any dividend, interest or other cash distribution made with respect to any Security, (ii) any stock dividend or distribution of rights, warrants or other property with respect to any Security and (iii) any proceeds or income from the sale, loan or other transfer of any Security. The Custodian shall, and shall instruct each Subcustodian and Securities Depository to, timely remit the amount of any such tax withheld to the appropriate governmental authority in the manner required by applicable law. The Custodian has, and is authorized to grant to each Subcustodian and Securities Depository, complete discretion to determine the amount of any Tax which the Custodian or such Subcustodian or Securities Depository is required to withhold from any distribution, proceeds or income under any applicable law.

3.  In the event that (A) the Custodian or any Subcustodian or Securities Depository is required under applicable law to pay any Tax on behalf of the Client (including a payment due by reason of an earlier failure to withhold such Tax) or (B) the Custodian or any Subcustodian or Securities Depository is required under applicable law to withhold or otherwise pay any Tax from or with respect to any distribution or payment in property other than cash which is collected by the Custodian or such Subcustodian or Securities Depository (on behalf of the Client pursuant to an Authorized Instruction), the Custodian shall be authorized to withdraw Cash from any subaccount of the Cash Account in the amount and currency required to pay such Tax and to use such Cash, or to remit such Cash to the appropriate Subcustodian or Securities Depository for the timely payment of such Tax in the manner required by applicable law. If the Cash Account does not contain sufficient Cash in the appropriate currency to pay such Tax, the Custodian shall be authorized to withdraw Cash of any other currency from any subaccount of the Cash Account in an amount which, when converted to the appropriate

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currency at the exchange rate prevailing on the date of withdrawal, is sufficient to enable the Custodian or such Subcustodian or Securities Depository to pay such Tax. If the aggregate amount of Cash in all subaccounts of the Cash Account is not sufficient to pay such Tax, the Custodian shall promptly notify the Client of the additional amount of Cash (in the appropriate currency) required, and the Client shall deposit such additional amount in the Cash Account promptly after receipt of such notice for use by the Custodian as specified herein. In the event that the Custodian or any Subcustodian or Securities Depository is required to pay any such Tax prior to the deposit by the Client of an additional amount as required hereunder, the Custodian shall be authorized to withdraw such additional amount (following deposit thereof) from any subaccount of the Cash Account for payment to its own account or the account of such Subcustodian or Securities Depository in satisfaction of the Client’s indemnification obligation hereunder.

4.  The information delivered to the Client each month pursuant to Section 8(a) of the Global Custody Agreement shall include the amount of each Tax (i) withheld by the Custodian or any Subcustodian or Securities Depository from any payment collected on behalf of the Client, (ii) withheld by the payor of any payment collected by the Custodian or any Subcustodian or Securities Depository on behalf of the Client or (iii) paid by the Custodian or any Subcustodian or Securities Depository on behalf of the Client with Cash withdrawn from the Cash Account or otherwise obtained pursuant to paragraph 3 of this Appendix C, in each case during the period since the date of the immediately preceding monthly report.

5.  In the event that the Client is eligible, pursuant to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which the Custodian or any Subcustodian or Securities Depository is otherwise required to withhold or pay on behalf of the Client under any applicable law, the Custodian shall, or shall instruct such Subcustodian or Securities Depository to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that the Custodian has received from the Client all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law. As soon as practicable following the execution of the Global Custody Agreement, the Client shall notify the Custodian of the Client’s eligibility for the benefits of any tax treaty between the Client’s country of residence and the countries listed in Appendix A to the Global Custody Agreement and to the extent possible, furnish to the Custodian all forms or other documentary evidence required under applicable law to establish such eligibility. The Custodian shall, and shall instruct each Subcustodian and Securities Depository to, withhold or pay any Tax at a reduced rate hereunder, or refrain from withholding or paying any Tax, only in reliance upon documentation furnished to the Custodian pursuant to this paragraph 5. The Custodian and each Subcustodian and Securities Depository shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Client to the Custodian hereunder, and the Client hereby indemnifies and agrees to hold harmless the Custodian and each Subcustodian and Securities Depository in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation.

6.  In the event that the Custodian becomes aware that any person is required under applicable law of any country to withhold any Tax from any payment collected by the Custodian or any Subcustodian or Securities Depository on behalf of the Client, and the Client has previously provided to the Custodian pursuant to paragraph 5 of this Appendix C all forms or other documentary evidence required under applicable law to establish eligibility for an exemption from or reduced rate of such withholding pursuant to any tax treaty between such country and the Client’s country of residence,

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then the Custodian shall furnish, or shall instruct such Subcustodian or Securities Depository to furnish, to the extent permissible and effective to establish such eligibility under applicable law, such forms or other documentary evidence on behalf of the Client to the person required to withhold such Tax. In the event that the Custodian or such Subcustodian or Securities Depository is not permitted under applicable law to furnish the necessary forms or other documentary evidence on behalf of the Client, the Custodian shall make reasonable efforts to notify the Client, reasonably promptly after it becomes aware of such requirement, that the Client is required under such law to furnish such items to the person required to withhold such Tax. In the event that (i) the Tax which any such person is required to withhold is imposed under an applicable law of a country other than those listed in Appendix A to the Global Custody Agreement or (ii) the Custodian or an appropriate governmental authority or withholding agent has determined that any forms or other documentation previously provided to the Custodian pursuant to paragraph 5 of this Appendix C are insufficient to establish the eligibility of the Client for a reduced rate of, or exemption from, withholding of any Tax imposed under the applicable law of a country listed in Appendix A to the Global Custody Agreement, the Custodian shall make reasonable efforts to so notify the Client reasonably promptly after the Custodian becomes aware that such Tax is required to be withheld.

7.  In the event that (i) the Client is eligible pursuant to the provisions of any tax treaty for a reduced rate of, or exemption from, withholding of any Tax, which reduced rate or exemption is obtainable only by means of application to the appropriate governmental authority for a refund of tax paid or withheld, or (ii) the Custodian or any Subcustodian or Securities Depository withholds from any distribution, proceeds or income collected on behalf of the Client an amount which is subsequently determined to be greater than the amount required under applicable law to have been withheld, the Custodian shall, or shall instruct the appropriate Subcustodian or Securities Depository to, assist the Client, to the extent permissible under applicable law, to obtain a refund of such Tax from the appropriate governmental authority in the amount for which the Client is eligible.

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Appendix D

Notices to the Custodian

Morgan Guaranty Trust Company of New York, Brussels Office

35 avenue des Arts

Brussels 1040, Belgium

Attention: Securities Trust and Information

                Services, Global Custody

Facsimile No.   322-512-4977

Telephone No. 322-508-8365

Notices to the Client

Great-West Life & Annuity Insurance Company

2nd Floor, Tower 2

8515 East Orchard Road

Englewood, Colorado 80111

Attention: Mr. David McLeod

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Appendix E

Persons Authorized by the Client to Receive Security Procedure Materials

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Appendix F

Communication Products

COMMUNICATION PRODUCT	TERM (check one)	NUMBER OF COPIES	LOCATION(S)
☐ As long as this Agreement remains in effect ☐ One year with automatic renewal for successive one year terms thereafter ☐ Fixed term until
☐ As long as this Agreement remains in effect ☐ One year with automatic renewal for successive one year terms thereafter ☐ Fixed term until
☐ As long as this Agreement remains in effect ☐ One year with automatic renewal for successive one year terms thereafter ☐ Fixed term until
☐ As long as this Agreement remains in effect ☐ One year with automatic renewal for successive one year terms thereafter ☐ Fixed term until
☐ As long as this Agreement remains in effect ☐ One year with automatic renewal for successive one year terms thereafter ☐ Fixed term until
☐ As long as this Agreement remains in effect ☐ One year with automatic renewal for successive one year terms thereafter ☐ Fixed term until

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Appendix G

Communication Products - Terms and Conditions

1.    Misuse; Confidentiality; Copies.  The Client shall not transfer, sublicense, rent, lease, convey, translate, convert to another programming language, decompile, disassemble, modify or change any Communication Product for any purpose. The Client shall not use any Communication Product in a manner which would violate this license or infringe the proprietary rights of the Custodian or others or violate the laws, tariffs or regulations of any country. The Client agrees not to disclose to any other party and to keep confidential all of the Communication Products and all information contained in or related to the Communication Products and related documentation. The Client may make only one copy of each licensed software Communication Product for backup purposes in support of its authorized use of the software. The Client shall include any applicable copyright notice on any such software backup. The Client is permitted to use each licensed copy of any Communication Product on only one computer or local area network at a time.

2.    Compatible Products.  The Client shall be responsible for obtaining and maintaining hardware, software and other equipment and products that are compatible with the Communication Products, as compatibility is defined by the Custodian from time to time. The Custodian shall give the Client reasonable advance notice of any changes in such compatibility requirements.

3.    Documentation.  If available, the Custodian shall give the Client one copy of a user manual and related documentation (the “Documentation”) for each licensed Communication Product. The Documentation is intended to be used for training and informational purposes. The Documentation describes Security Procedures that the Client must comply with in using the Communication Products. The Client shall immediately notify the Custodian in writing if it believes any Security Procedure has been compromised or if any Communication Product fails to perform as described in the Documentation.

4.    Installation.  At its option, the Custodian shall either install the Communication Products at the locations specified by the Client or shall furnish the Client with installation instructions. From time to time, at its option, the Custodian shall either install new releases of the Communication Products or furnish the Client with installation instructions and direct the Client to install such new releases by itself. The Client agrees to allow the Custodian to install such new releases or to install such new releases by itself if directed to do so by the Custodian.

5.    Returns, Repairs and Replacements.  Upon the termination of this License with respect to any Communication Product, the Client agrees to return all copies of such Communication Product and related documentation to the Custodian. The Client agrees to pay any shipping charges incurred in connection with the return of any Communication Product to the Custodian for replacement, update or upon termination of this License with respect to such Communication Product. Communication Products that are lost, damaged or otherwise rendered inoperable due to the Client’s negligent, reckless or intentional misuse, or due to reasons beyond the Custodian’s control, shall be repaired or

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replaced at the Client’s expense. Communication Product repairs shall only be performed by the Custodian or a party authorized by the Custodian to perform such repairs.

6.    Fees; Taxes.    The Client agrees to pay the Custodian license fees and such other fees as the parties hereto may agree upon in writing from time to time in connection with obtaining the Communication Products. The Client agrees to reimburse the Custodian for, or shall pay directly to the relevant taxing authorities, any sales, use, value-added, excise or other taxes, other than taxes based on the Custodian’s net income, incurred by the Custodian or which may in the future be incurred by the Custodian as a result of this License or on or measured by the prices and other charges of the Communication Products furnished for the Client’s use, however designated, levied or based, whenever the Custodian has paid or shall be liable to pay or collect any such tax from the Client pursuant to applicable law, as interpreted by the departmental authorities of the taxing unit.

7.    Warranty.    The Custodian warrants that, for a period of 30 days after delivery of a Communication Product to the Client such Communication Product will perform substantially in accordance with the then current specifications therefor as set forth in the Documentation. If a Communication Product fails to meet the foregoing warranty and the Client gives the Custodian written notice thereof during the applicable warranty period, the Custodian’s sole obligation shall be to provide technical services to attempt to correct the failure, provided that (i) the Client gives the Custodian detailed information regarding such failure and the Custodian is able to duplicate same and (ii) the Communication Product has not been used in an unauthorized manner or otherwise misused or abused. The Client acknowledges that the Communication Products are complex, may not be error free, and that all errors, if any, may not be correctable or avoidable. Except and to the extent expressly provided above, and in lieu of all other warranties, the Communication Products are provided “as is”, all warranties and representations of any kind with regard to the Communication Products are hereby disclaimed, including any implied warranties of merchantability or fitness for a particular purpose.

8.    Infringement.    The Custodian shall defend or settle, at its own expense, any cause of action or proceeding brought against the Client which is based on a claim that the use of a Communication Product infringes any patent, copyright, trade secret or other proprietary right. The Custodian shall indemnify and hold the Client harmless against any final judgment that may be awarded by a court of competent jurisdiction against the Client as a result of the foregoing. The Custodian’s obligations hereunder are conditioned upon its receiving from the Client (i) prompt written notice of each such claim, (ii) reasonable cooperation and information in Client’s possession and (iii) the right to control and direct the investigation, defense and settlement of each such claim. If a claim is made that a Communication Product infringes any patent, copyright, trade secret or other proprietary right, the Custodian may, in the Custodian’s sole discretion, either procure for the Client the right to continue using such Communication Product, modify it to make its use noninfringing, or replace it with a noninfringing product; provided that if none of the foregoing is reasonably available to the Custodian, the Custodian may terminate the license granted herein and require the Client to return all copies of the relevant Communication Product. Notwithstanding the foregoing, the Custodian shall not be liable to the Client pursuant to this Section if a claim is based on (i) a combination of a Communication Product with data or other software or devices not supplied by the Custodian, (ii) modifications to a Communication Product not made by the Custodian or (iii) use of a Communication Product in an unauthorized manner.

2	Rev. 9/28/93 2.CUS
xx.xx

9.    Related Services.    These terms and conditions and the Documentation are intended to define the rights and obligations of the Client with respect to Communication Products used by the Client in connection with all services (e.g., custody, funds transfers, foreign exchange etc.) offered by Morgan Guaranty Trust Company of New York and its affiliates to the Client. The provisions of this Agreement and any documents relating to other services offered by Morgan Guaranty Trust Company of New York and its affiliates may supplement these terms and conditions but in the event of any inconsistency between this Agreement or such other documents and these terms and conditions, these terms and conditions shall prevail.

10.    Intraday Reports.    The Client acknowledges that intraday reports received by the Client by means of any Communication Product may contain information that is subject to correction, and that corrections of such information will routinely occur without notice to the Client. The Client understands that intraday reports are provided for informational purposes only and are not to be relied upon for purposes of final reconciliations or otherwise. Neither Morgan Guaranty Trust Company of New York nor any affiliate or subsidiary of Morgan Guaranty Trust Company of New York that provides data with respect to intraday reports makes any representation or warranty that such reports are accurate or complete.

3	Rev. 9/28/93 2.CUS
xx.xx

CUSTODY AGREEMENT

This Agreement is made this 24th day of June, 1991 between Maxim Series Fund, Inc. (the “Company”), a Maryland corporation, and Morgan Guaranty Trust Company of New York (“Morgan”).

1.    Morgan will open and maintain an account on behalf of the Company (the “Account”) and hold therein all cash, securities and other property as shall from time to time be received and accepted by Morgan pursuant to this Agreement, and will collect and receive all income, monies and other properties paid or deposited in respect of the property held in the Account or realized on the sale or other disposition of property in the Account. All assets in the Account shall be held for the use and benefit of the Company, shall remain the specific property of the Company and shall not be subject to any claim made by the Bank against the Company, nor to any right of set off by the Bank and, except for cash, shall not be subject to the claim of any third party against the Bank.

2.    Morgan will, upon instructions of the Company given as provided in paragraph 14: (a) deliver or receive securities and other property, (b) convert, redeem or exchange for other securities and other property any securities or other property at any time held in the Account, and (c) transfer or make payments from the Account of securities and other property to such persons as may from time to time be specified by the Company.

3.    Morgan shall notify Company of any fractional interests in securities received by Morgan as a result of stock dividends and will dispose or sell of such fractional interests.

4.    When Morgan is instructed to receive securities against payment, the Company will have funds or equivalent receivables on deposit with Morgan or have funds made available to Morgan in advance for such purpose.

5.    Morgan is not under any duty to provide the Company with investment advice or to supervise the Company’s investments.

6.    Morgan shall notify the Company of each transaction involving the Account and will render a statement of transactions with respect to the Account on a regular basis. Additional periodic statements and certifications of assets shall be rendered as the Company may reasonably require. Morgan shall at all times maintain proper books and records with regard to all transactions contemplated by this Agreement. Books and records shall be subject to audit and inspection by the Company. During the course of Morgan’s regular business hours, authorized employees and representatives of the Company, upon giving one business day notice, or regulatory officials, upon reasonable notice whenever possible, shall be entitled to examine on Morgan’s premises,

Morgan’s records relating to the Account or inspect the assets of the Account.

7.    The Bank will send to the Company (i) such proxies (signed in blank if issued in the name of the nominee) and communications with respect to securities in the Account as call for voting or other action by the stockholder; (ii) any information which relates to legal proceedings and which is received by Morgan for forwarding to the Company; and (iii) any information relating to the securities.

8.    The Company hereby authorizes Morgan to hold securities owned by the Company with the Depository Trust Company, the Participants Trust Company, the Federal Reserve Bank and Euroclear. Securities so held by Morgan, or held in fungible bulk by Morgan for more than one owner, shall be separately identified on Morgan’s official records as being owned by the Company. Morgan shall provide annual certification that the securities are held in custody or as required by applicable regulatory officials.

9.    Morgan’s records shall identify which securities are kept with the Depository Trust Company, the Participants Trust Company, the Federal Reserve Bank and Euroclear and shall also identify the location of the securities, and, if held through an agent, the name of the agent.

10.    All the securities that are registered must be registered in the name of the Company, in the name of a nominee of the Company, in Morgan’s name or its nominee, or, if held in an authorized clearing corporation, in the name of the clearing corporation or its nominee. For securities held in the name of a nominee, the Company will have the same responsibility as if the securities were registered in its name.

11.    Compensation for Morgan’s services pursuant to this Agreement shall be as agreed to in advance from time-to-time by Morgan and the Company and shall be evidenced in writing. Morgan will provide a monthly statement to the Company reflecting the fees due and owing to Morgan for its services rendered pursuant to this Agreement. The Company will remit payment according to said invoice within 30 business days after receipt thereof either by electronic wire transfer or by check. If such statement is not paid within the thirty day period, Morgan is authorized to charge the account in accordance with its preauthorized debit procedures.

12.    Morgan is authorized to charge the account with all taxes and expenses incidental to the transfer of securities on the Company’s behalf and will provide on a monthly basis an itemized statement to the Company of such charges.

13.    Morgan is authorized to disclose the Company’s name, address and securities position to the issuers of such securities when requested to do so by them.

14.    Morgan shall be authorized to accept and rely upon the instructions given by any authorized employee of the Company, including any verbal instructions which the individual receiving such instructions on behalf of Morgan believes in good faith to have been given by an authorized employee of the Company, and all authorizations shall remain in full force and effect until canceled or superseded by subsequent instructions received by Morgan.

15.    Morgan will post income and principal payments to the Account pursuant to Schedule A attached hereto and incorporated herein by reference. For any failure to so post income and principal payments, Morgan agrees to pay compensation to the Company as agreed to in writing by the parties.

16.    After safe delivery of securities to Morgan and until redelivery or other disposition of such securities pursuant to instructions by the Company, Morgan assumes liability for loss thereof due to the negligence or willful misconduct of Morgan, the unexcused breach of this Agreement by Morgan or violation by Morgan of any applicable law, regulation or order. Safe delivery shall be evidenced by a confirmation issued by Morgan.

17.    Morgan agrees that it is responsible for and required to fully reimburse and indemnify the Company for any loss of securities pursuant to Paragraph 16 above. In the event there is a loss of securities as to which Morgan is obligated to indemnify the Company, Morgan shall promptly replace the same or the value thereof, and the value of any loss of rights or privileges pertaining to such securities which result from such loss.

18.    When Morgan is instructed to deliver securities against payment, delivery may actually be made before receipt of payment in accordance with generally accepted market practice of net end-of-day settlement. The Company bears the risk that the recipient of the securities may fail to make payment, return the securities or hold the securities or the proceeds of their sale in trust for the Company of for Morgan as agent.

19.    The Company will execute its investment transactions on its own behalf. However, in the event the Company chooses to utilize the services of Morgan, Morgan will, at its sole discretion, accept orders from the Company for the purchase or sale of securities and either execute such orders itself or by means of an agent, such as a broker or other financial organization of its choice, subject to the fees and commissions in effect from time to time. Morgan shall not be responsible for any act or omission, or for the solvency, of any broker or agent selected by Morgan to effect any transaction for the Company’s account. When instructed to buy or sell securities for which Morgan acts as a dealer, Morgan will buy or sell such securities from or to itself as principal.

20.    Morgan will be entitled to reverse any credits made on the Company’s behalf where such credits have been previously made and securities or monies are not finally collected.

21.    All shipments of negotiable or non-negotiable securities from Morgan must be by registered mail, registered airmail and/or express and connecting messenger therewith and must be insured.

22.    Morgan shall be under no obligation or duty to take action to effect collection of any amount if the securities upon which such payment is due are in default, or if payment is refused after due demand and presentation.

23.    It is understood that Morgan is authorized to supply any information regarding the Account which is required by any law or governmental regulation now or hereafter in effect.

24.    Each and every right granted to the parties hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

25.    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

26.    This Agreement may be amended or terminated at any time by written agreement of the parties and may be terminated by either party at any time upon 60 days written notice to the other party. In the event of termination of this Agreement, Morgan shall join in whatever action is necessary to effect the safe return to the Company, or the transfer to such person(s) designated by the Company, of the assets comprising the Account.

27.    Notices and other communications shall be addressed to the parties hereto at the address set forth in the signature part of this Agreement.

28.    The Agreement shall be governed by the laws of the State of New York and will be binding upon the successors and assigns of the parties hereto.

Dated as of the day and year first above written.

MAXIM SERIES FUND, INC. 8515 E. Orchard Road Englewood, Colorado 80111	MORGAN GUARANTY TRUST COMPANY OF NEW YORK
New York, New York
By:	By:
Title: Treasurer		Title: Vice President

By:	By:
Title: Secretary		Title:

Taxpayer Identification No. :
84 – 0876044

SCHEDULE A

Security Type	Date of Credit	Type of Funds
DTC Eligible – Interest	Payable Date	Like Funds

– Principal Amortization	Payable Date, if the factor is known, upon collection, if factor is unknown	Like Funds

Physical – Interest	Payable Date	Like Funds

FRB Eligible	Payable Date	Fed Funds

PTC Eligible – GNMA I	Payable Date + 1	Fed Funds

PTC Eligible – GNMA II	Payable Date	Fed Funds

CMO’s – Interest	Payable Date	Like Funds

CMO’s – Principal	Upon collection,	Like Funds

Scheduled Maturities

– FRB, DTC – Physicals	Payable Date Upon collection –	Like Funds
	typically Payable Date	Like Funds

Other Categories	Upon Collection	Like Funds

Dated:	June 24, 1991

Morgan Guaranty Trust Company of New York	October 25, 1996

60 Wall Street New York NY 10260-0060	Ms. Beverly A. Byrne Legal Counsel Maxim Series Fund, Inc. 8515 East Orchard Road - 6T2 Englewood, CO 80111

Re: Maxim Series Fund, Inc. (SPN 1398326)

Dear Ms. Byrne:

The Bank of New York agreed to acquire our Global, US and UK custody business and related businesses. We are confident that The Bank of New York, a premier custodian, will continue J.P. Morgan’s tradition of striving to provide outstanding service to clients. Indeed, The Bank of New York will serve the custody needs of our own internal business groups.

The closing of the acquisition transaction took place on December 31, 1995. It is contemplated that J.P. Morgan will assign to The Bank of New York all of J.P. Morgan’s obligations and rights under the Domestic and Global Custody agreement that is currently in effect between Maxim Series Fund, Inc. and J.P. Morgan and the related custody accounts. The actual transfer of your assets and accounts to The Bank of New York’s systems will be scheduled in consultation with you. We will work very closely with you and The Bank of New York to make sure that the transition is handled as smoothly as possible. Until your move to The Bank of New York’s systems. J.P. Morgan will continue to handle your business, as an agent for The Bank of New York.

We trust that this arrangement is satisfactory to you, and would be pleased to discuss any aspect of the transaction with you in greater detail. We would appreciate it if you would confirm Maxim Series Fund, Inc.’s consent to the transfer by signing in the space below and returning this letter to us.

Our relationship with you is very important to us and we believe that The Bank of New York will maintain and even enhance the quality of services you have been accustomed to receiving from J.P. Morgan.

For:	For:
Morgan Guaranty Trust Company of New York	The Bank of New York

THOMAS J. PERNA EXEC. VICE PRES.
Acknowledged and agreed to by:	Attest:
Maxim Series Fund, Inc.

A subsidiary of J.P. Morgan & Co. Incorporated

**  TOTAL PAGE. 02  **

AMENDMENT

AMENDMENT made as of April 26, 2001 to that certain Custody Agreement dated as of December 1, 1993 between Maxim Series Fund, Inc. (the “Fund”) and The Bank of New York (“Custodian”) (such Custody Agreement hereinafter referred to as the “Custody Agreement”).

W I T N E S S E T H :

WHEREAS, Rule 17f-7 under the Investment Company Act of 1940, as amended (the “Rule”), was adopted on June 12, 2000 by the Securities and Exchange Commission;

WHEREAS, the Fund and Custodian desire to amend the Custody Agreement to conform to the Rule;

NOW, THEREFORE, the Fund and Custodian hereby agree as follows:

1.        The following new Article XXI is hereby added to the Custody Agreement:

FOREIGN DEPOSITORIES

1.        As used in this Article, the term “Foreign Depository” shall mean each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended (the “Rule”), identified by Custodian to the Fund from time to time, and their respective successors and nominees.

2.        Notwithstanding any other provision in this Agreement, the Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon any delivery of a Certificate or any giving of Oral Instructions, Instructions, or Written Instructions, as the case may be, that the Fund or its investment adviser has determined, after the Fund or its investment adviser has reviewed the information set forth in Section 3(i) below, that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of the Rule. The Fund or its investment adviser acknowledge that it is their responsibility to determine that the custody arrangements provide reasonable safeguards.

3.        With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibilities for the safekeeping of the Fund’s assets would exercise (i) to provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by (a) sources currently utilized by the Custodian in conducting its risk analysis of foreign depositories; (b) information from Sub-Custodians; (c) other publicly available information otherwise obtained by Custodian; (d) shall not include any evaluation of Country Risks; and (e) that information supplied by Custodian with respect to the status of an institution as a Foreign Depository or utilized by Custodian to conclude that an institution is a Foreign Depository shall be limited to information supplied by such institution without any independent verification. As used herein the term “Country Risks” shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, but not of any Foreign Depository to the extent covered by an analysis described in clause (i) of this Section, (b) such country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

4.        Each party represents to the other that this Amendment has been duly executed.

5.        This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

IN WITNESS WHEREOF, the Fund and Custodian have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

* MAXIM SERIES FUND, INC.

By:
DAVID McLEOD
Title:	TREASURER

Tax Identification No:

THE BANK OF NEW YORK

By:
Title:	Mayra Sacco Vice President

Amendment to Custody Agreement Amendment

This Amendment is made as of June 20, 2007 to the Amendment to the Custody Agreement (the “Original Amendment”) dated April 26, 2001 between Maxim Series Fund, Inc. (the “Customer”) and The Bank of New York (the “Custodian”).

WHEREAS, the Customer and the Custodian wish to modify the provisions of the Original Amendment as set forth below;

NOW THEREFORE, the Customer and the Custodian hereby amend the Original Amendment as follows:

Reference in the Original Amendment to the Custody Agreement dated December 1, 1993 between Maxim Series Fund, Inc. and The Bank of New York, should be revised to refer to the Custody Agreement dated December 1, 1993 between Maxim Series Fund, Inc., and Morgan Guaranty Trust Company of New York, which for the avoidance of doubt was assigned to The Bank of New York on October 25, 1996.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

MAXIM SERIES FUND, INC.

By:
Title:	ASSISTANT TREASURER

THE BANK OF NEW YORK

By:
Title:	Vice President

FOREIGN CUSTODY MANAGER AGREEMENT

AGREEMENT made as of April 26, 2001, between Maxim Series Fund, Inc. (the “Fund”) and The Bank of New York (“BNY”).

WITNESSETH:

WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1.    “Board” shall mean the board of directors or board of trustees, as the case may be, of the Fund.

2.    “Eligible Foreign Custodian” shall have the meaning provided in the Rule.

3.    “Monitoring System” shall mean a system established by BNY, initially as described in Exhibit A hereto, to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4.    “Responsibilities” shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5.    “Rule” shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

6.    “Specified Country” shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

ARTICLE II.

BNY AS A FOREIGN CUSTODY MANAGER

1.    The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2.    BNY accepts the Boards’ delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

3.    BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund’s foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

ARTICLE III.

RESPONSIBILITIES

1.    Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(l) of the Rule; (b) determine that the Fund’s foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund’s assets based on the standards specified in paragraph (c)(l) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(l) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule. [In the event BNY selects an Eligible Foreign Custodian to replace a previously selected Eligible Foreign Custodian no longer meeting the requirements of the Rule, BNY shall advise the Fund’s custodian.]

2.    For purposes of clause (d) of preceding Section 1 of this Article, BNY’s determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, “Country Risks” shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian’s use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country’s financial infrastructure; (c) such country’s prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

ARTICLE IV.

REPRESENTATIONS

1.    The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund’s execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund’s investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

2.    BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY’s execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

ARTICLE V.

CONCERNING BNY

1.    BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2.    The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY’s performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY’s failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

3.    For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

4.    BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

ARTICLE VI.

MISCELLANEOUS

1.    This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

2.    Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor,, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3.    Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 8515 E. ORCHARD ROAD, GREENWOOD VILLAGE, CO, USA 80111 or at such other place as the Fund may from time to time designate in writing.

4.    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5.    This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New

York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6.    The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8.    This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

MAXIM SERIES FUND, INC.

By:
Title:	DAVID MCLEDD TREASURER
Tax Identification No.:

THE BANK OF NEW YORK

By:
Title:	Mayra Sacco Vice President

Rev. 3/8/01

fcmstd2.doc

(4-98)

SCHEDULE 1

Specified Countries

Schedule I

Specified Countries

Country/ Market	Subcustodian(s)	Country/ Market	Subcustodian(s)
Argentina	Banco Rio de la Plata	Lithuania	Vilniaus Bankas
Australia	National Australia Bank Ltd.	Luxembourg	Banque et Caisse d’Epargne de I’Etat
Austria	Bank Austria AG	Malaysia	HongKong Bank Malaysia Berhad
Bahrain	HSBC Bank Middle East	Mali	Société Générale de Banques en Côte d’lvoire
Bangladesh	Standard Chartered Bank	Malta	HSBC Bank Malta p.l.c.
Belgium	Banque Bruxelles Lambert	Mauritius	HSBC
Benin	Société Générale de Banques en Côte d’lvoire	Mexico	Banco Nacional de Mexico
Bermuda	Bank of Bermuda Limited	Morocco	Banque Commerciale du Maroc
Bolivia	Citibank, N.A.	Namibia	Stanbic Bank Namibia Limited
Botswana	Barclays Bank of Botswana Ltd.	Netherlands	Fortis Bank (Nederland) N.V.
Brazil	BankBoston, N.A.	New Zealand	National Australia Bank Ltd. (National Nominees Ltd.)
Bulgaria	ING Bank	Niger	Société Générale de Banques en Côte d’lvoire
Burkina Faso	Société Générale de Banques en Côte d’lvoire	Nigeria	Stanbic Merchant Bank Nigeria Limited
Canada	Royal Bank of Canada	Norway	Den norske Bank ASA
Chile	BankBoston, N.A.	Oman	HSBC Bank Middle East
China	Standard Chartered Bank	Pakistan	Standard Chartered Bank
Colombia	Cititrust Colombia S.A.	Palestinian Autonomous Area	HSBC Bank Middle East
Costa Rica	Banco BCT	Panama	BankBoston, N.A.
Croatia	Privredna Banka Zagreb d.d.	Peru	Citibank, N.A.
Cyprus	Bank of Cyprus	Philippines	HSBC
Czech Republic	Ceskoslovenska Obchodni Banka A.S.	Poland	Bank Handlowy W Warszawie S.A.
Denmark	Den Danske Bank	Portugal	Banco Comercial Português
EASDAQ	Banque Bruxelles Lambert	Qatar	HSBC Bank Middle East
Ecuador	Citibank, N.A.	Romania	ING Bank
Egypt	Citibank, N.A.	Russia	Vneshtorgbank (Min Fin Bonds only)/ Credit Suisse First Boston AO
Estonia	Hansabank Limited	Senegal	Société Générale de Banques en Côte d’lvoire
Euromarket	Clearstream	Singapore	United Overseas Bank Limited/ The Development Bank of Singapore Ltd.
Euromarket	Euroclear	Slovak Republic	Ceskoslovenska Obchodni Banka, a.s.
Finland	Merita Bank plc	Slovenia	Bank Austria Creditanstalt d.d. Ljubljana
France	BNP Paribas / Credit Agricole Indosuez	South Africa	Société Générale, Johannesburg / The Standard Bank of South Africa Limited
Germany	Dresdner Bank AG	South Korea	Standard Chartered Bank
Ghana	Barclays Bank of Ghana Ltd.	Spain	Banco Bilbao Vizcaya Argentaria S.A. (BBVA) / Banco Santander Central Hispano (BSCH)
Greece	BNP Paribas	Sri Lanka	Standard Chartered Bank
Guinea Bissau	Société Générale de Banques en Côte d’lvoire	Swaziland	Standard Bank Swaziland Limited
Hong Kong	HSBC	Sweden	Skandinaviska Enskilda Banken
Hungary	Citibank Budapest Rt.	Switzerland	Credit Suisse First Boston
Iceland	Landsbanki Islands	Taiwan	HSBC
India	HSBC / Deutsche Bank AG	Thailand	Standard Chartered Bank/ Bangkok Bank Public Company Limited
Indonesia	HSBC	Togo	Société Générale de Banques en Côte d’lvoire
Ireland	Allied Irish Banks, plc	Trinidad & Tobago	Republic Bank Limited
Israel	Bank Leumi LE - Israel B.M.	Tunisia	Banque Internationale Arabe de Tunisie
Italy	Banca Commerciale Italiana / BNP Paribas	Turkey	Osmanli Bankasi A.S. (Ottoman Bank)
Ivory Coast	Société Générale - Abidjan	United Arab Emirates	HSBC Bank Middle fEast, Dubai
Jamaica	CIBC Trust & Merchant Bank Jamaica Ltd.	Ukraine	ING Bank
Japan	The Bank of Tokyo-Mitsubishi Limited/ The Fuji Bank, Limited	United Kingdom	The Bank of New York / The Depository & Clearing Centre (DCC)
Jordan	HSBC Bank Middle East	United States	The Bank of New York
Kazakhstan	ABN/AMRO	Uruguay	BankBoston, N.A.
Kenya	Barclays Bank of Kenya Ltd.	Venezuela	Citibank, N.A.
Latvia	Hansabanka Limited	Zambia	Barclays Bank of Zambia Ltd.
Lebanon	HSBC Bank Middle East	Zimbabwe	Barclays Bank of Zimbabwe Ltd.